Exhibit 2.1


                                  PURCHASE AGREEMENT
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               PURCHASE AGREEMENT made as of this 27th day of March, 1997, by and between Firecom, Inc., a New York corporation (the "Company"), and Norwood Venture Corp., a Delaware corporation (the "Seller").

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

               WHEREAS, Seller owns 583,331 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company and warrants to purchase an additional 750,002 shares of Common Stock at an exercise price of $.35 per share (the "Warrants") (the Warrants together with the Shares referred to as the "Securities"); and

               WHEREAS, Seller desires to sell and transfer to the Company and the Company desires to purchase and acquire from Seller, all of Seller's right, title and interest in the Securities, subject to the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                      ARTICLE 1
                         PURCHASE AND SALE OF THE SECURITIES

               1.1  Purchase of the Securities.  Subject to the terms and
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     conditions set forth herein, Seller hereby agrees to assign, transfer, sell, convey and deliver to the Company at Closing (as hereinafter defined), and the Company hereby agrees to acquire and purchase from Seller at Closing, Seller's right, title and interest in and to the Securities.

               1.2  Purchase Price; Payment.  In consideration for the sale of
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     the Securities, the Company shall pay to Seller at Closing an aggregate purchase price of $1,604,165.50 (the "Purchase Price"), representing a price of $1.40 per Share and $1.05 per Warrant. The amount of $320,833.10, representing 20% of the Purchase Price (the "Cash Consideration"), shall be paid to Seller at Closing by certified or bank cashier's check or wire transfer of immediately available federal funds to such account as Seller may designate. The amount of $1,283,332.40, representing the remaining 80% of the Purchase Price, shall be evidenced by the delivery to Seller at Closing of a promissory note from the Company (the "Note") in such principal amount. A form of the Note is attached hereto and made a part hereof as Exhibit A.
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               1.3  Delivery of the Securities.  Upon payment of the Purchase
                    --------------------------
     Price in accordance with Section 1.2 above, Seller shall deliver to the
                              -----------
     Company at Closing the stock certificates evidencing the Shares, duly endorsed in blank for transfer or accompanied by duly and properly executed stock powers, with all required transfer taxes, if any, paid and stamps affixed, and certificates representing the Warrants properly assigned to the Company.

               1.4  Closing.  The closing of the transaction contemplated hereby
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     (the "Closing") shall take place on the date hereof, or such other date as mutually agreed to between the parties to this Agreement, but in no event later than 10 business days after the date hereof.


                                      ARTICLE 2
                            REPRESENTATIONS AND WARRANTIES

               2.1  Representations and Warranties of Seller.  In order to
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     induce the Company to enter into this Agreement, Seller hereby represents and warrants to the Company as follows:

               (a)  Authority.  Seller has the legal capacity to execute,
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     deliver and perform this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed by Seller and constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its respective terms against Seller, except to the extent that such validity, binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and by general equitable principles.

               (b)  No Restrictions Against Performance.  Neither the execution,
                    -----------------------------------
     delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any lien or condition under (i) Seller's Certificate of Incorporation or By-Laws, as in effect on the date hereof;
     (ii) any federal, state or local law, statute, ordinance, regulation or rule, which is applicable to Seller; (iii) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which Seller is a party or by which Seller is bound; or
     (iv) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any federal, state or local court, arbitration tribunal or governmental agency by which Seller is bound.

               (c)  No Liens, Etc.  Seller is the registered holder and
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     beneficial owner of the Securities.  Seller owns the Securities free and clear of any charges, restrictions, pledges, rights of third parties, claims, liens and encumbrances whatsoever.

               (d)  Third-Party and Governmental Consents.  No approval,
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     consent, waiver, order or authorization of, or registration, qualification, declaration or filing with, or notice to any federal, state or local governmental authority or other third party is required on the part of Seller in connection with the execution, delivery and performance of this Agreement.

               (e)  Review of the Company.  Seller has conducted to his
                    ---------------------
     satisfaction, its own due diligence review with respect to the business and financial condition of the Company, which review included, among other things, the Company's most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") for the fiscal year ended April 30, 1996, and as thereafter amended, and the Company's quarterly reports on Form 10-Q as filed with the SEC for each of the fiscal quarters ended July 31, 1996, October 31, 1996 and January 31, 1997 (collectively, the "SEC Documents"). Seller has had the opportunity to ask questions with respect to the business and financial condition of the Company and has, to its satisfaction, obtained all necessary information required by it to make the decision to sell the Securities pursuant to the terms and conditions hereof.

               2.2  Representations and Warranties of the Company.  In order to
                    ---------------------------------------------
     induce Seller to enter into this Agreement, the Company hereby represents and warrants to Seller as follows:

               (a)  Due Incorporation.  The Company is a corporation duly
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     organized, validly existing and in good standing under the laws of the
     State of New York. The Company has all requisite power and authority to own its properties and to conduct its business as currently conducted, and to execute, deliver and perform this Agreement.

               (b)  Authority.  The execution, delivery, and performance by the
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     Company of this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms against the Company, except to the extent that such validity, binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and by general equitable principles.

               (c)  No Restrictions Against Performance.  Neither the execution,
                    -----------------------------------
     delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any lien or condition under, (i) the Company's Certificate of Incorporation or By-Laws, as in effect on the date hereof;
     (ii) any federal, state or local law, statute, ordinance, regulation or rule, which is applicable to the Company; (iii) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which the Company is a party or by which the Company is bound; or (iv) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any federal, state or local court, arbitration tribunal or governmental agency by which the Company is bound.

               (d)  Third Party and Governmental Consents.  No approval,
                    -------------------------------------
     consent, waiver, order or authorization of, or registration, qualification, declaration or filing with, or notice to any federal, state or local governmental authority or other third party is required on the part of the Company in connection with the execution, delivery and performance of this Agreement, other than the consent of the Company's lender, The Chase Manhattan Bank (the "Bank"), which consent is included in the Third Amendment to Credit Agreement, dated as of the date hereof, between the Company, the Bank and the other parties thereto (the "Third Amendment to Credit Agreement") to be delivered at Closing.

               (e)  SEC Documents.  The SEC Documents (including all exhibits
                    -------------
     and schedules thereto and documents incorporated by reference therein), as of their respective dates, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make statements therein, in light of the circumstances in which they were made, not misleading. The audited financial statements and the unaudited interim financial statements of the Company included or incorporated by reference in the SEC Documents were prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except as may be otherwise indicated in the notes thereto), and fairly present the financial position of the Company as of the dates thereof and the results of its operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).


                                      ARTICLE 3
                  CONDITIONS TO PURCHASE AND SALE OF THE SECURITIES

               Consummation of the transaction contemplated hereby is conditioned upon the occurrence at Closing of the following:

               (a) delivery by Seller to the Company of the stock certificates representing the Shares, duly endorsed in blank for transfer or accompanied by duly and properly executed stock powers, with all required transfer taxes, if any, paid and stamps affixed and certificates representing the Warrants properly assigned to the Company;

               (b) delivery by the Company to Seller of the Cash Consideration as set forth in Section 1.2 hereof;
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               (c)  execution and delivery by the Company to the Seller of the
     Note representing the balance of the Purchase Price, substantially in the form attached hereto as Exhibit A; and
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               (d)  execution and delivery of a subordination agreement by and among the Company, the Bank and Seller, substantially in the form attached hereto as Exhibit B; and
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               (e)  execution and delivery of the Third Amendment to Credit
     Agreement.



                                      ARTICLE 4
                                   INDEMNIFICATION

               4.1  Indemnification by Seller.  Seller agrees to defend,
                    -------------------------
     indemnify and hold the Company, its officers, directors, agents, successors and assigns, harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorneys' fees, penalties and interest) resulting from, arising out of, or incurred as a result of the breach of any representation, warranty or covenant made by Seller herein or in accordance herewith.

               4.2  Indemnification by the Company.  The Company agrees to
                    ------------------------------
     defend, indemnify and hold Seller, its officers, directors, agents, successors and assigns harmless from and against any and all losses, liabilities, damages, costs, or expenses (including reasonable attorneys' fees, penalties and interest) resulting from, arising out of, or incurred as a result of the breach of any representation or warranty made by the Company herein or in accordance herewith.

               4.3  Notice of Claims.  Each party hereto agrees to give prompt
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     written notice to the other(s) of any claim against the party giving notice which might give rise to a claim by it against the other party hereto based upon the indemnification provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof;
     provided, however, that failure to give such notice will not affect the
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     obligation of the indemnifying party to provide indemnification in accordance with the provisions of this Article 4 unless, and only to the
                                            ---------
     extent that, such indemnifying party is actually prejudiced thereby.  In the event that any action, suit or proceeding is brought against Seller or the Company with respect to which any party hereto may have liability under the indemnification provisions contained herein, the indemnifying party shall have the right, at its or his or her sole cost and expense, to defend such action in the name or on behalf of the indemnified party and, in connection with any such action, suit or proceeding, the parties hereto agree to render to each other such assistance as may reasonably be required in order to ensure the proper and adequate defense of any such action, suit or proceeding; provided, however, that an indemnified party shall have the
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     right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate because of actual or potential differing interests between such indemnified party and any other party represented by such counsel. Neither party hereto shall make any settlement of any claim which might give rise to liability of the other party under the indemnification provisions contained herein without the written consent of such other party, which consent such other party covenants shall not be unreasonably withheld.


                                      ARTICLE 5
                                  GENERAL PROVISIONS

               5.1  Expenses.  Except as otherwise expressly provided herein,
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     each party to this Agreement shall pay its own expenses (including, without limitation, the fees and expenses of its agents, representatives, counsel, and accountants) incidental to the negotiation, drafting, and performance of this Agreement.

               5.2  Successors and Assigns.  This Agreement shall be binding
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     upon, and inure to the benefit of, Seller and the Company and their respective successors and assigns.

               5.3  Waiver.  No provision of this Agreement shall be deemed
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     waived by course of conduct, including the act of closing, unless such waiver is made in a writing signed by both parties hereto stating that it is intended specifically to modify this Agreement, nor shall any course of conduct operate or be construed as a waiver of any subsequent breach of this Agreement, whether of a similar or dissimilar nature.

               5.4  Entire Agreement.  This Agreement (together with the
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     Exhibit[s] hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by the Company and Seller (or by any director, officer, agent, or other representative of such parties) relating to the matters contemplated hereby.

               5.5  Notices.  All notices, demands, requests, and other
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     communications hereunder shall be in writing and shall be deemed to have been duly given and shall be effective upon receipt if delivered by hand, sent by certified or registered United States mail, postage prepaid and return receipt requested, by prepaid overnight express service or by facsimile. Notices shall be sent to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice; provided that such notice shall be effective only upon receipt thereof):

               (a)  If to Seller:

                    Norwood Venture Corp.
                    1430 Broadway, Suite 1607
                    New York, New York  10018
                    Fax: (212) 869-5331
                    Attn: Mark Littell, President

                    with a copy to:

                    DeForest & Duer
                    90 Broad Street
                    New York, New York  10004
                    Fax: (212) 425-7593
                    Attn: Arthur A. Lane, Esq.

               (b)  If to the Company:

                    Firecom, Inc.
                    39-27 59th Street
                    Woodside, New York  11347
                    Fax: (718) 899-1932
                    Attention:  Paul Mendez, Chairman

                    with a copy to:

                    Reid & Priest LLP
                    40 West 57th Street
                    New York, New York  10019-4097
                    Fax: (212) 603-2001
                    Attention:  Gregory Katz, Esq.

               5.6  Amendments, Supplements, Etc.  This Agreement may be amended
                    -----------------------------
     or modified only by a written instrument executed by all parties hereto which states specifically that it is intended to amend or modify this Agreement.

               5.7  Severability.  In the event that any provision contained in
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     this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible but still be legal, valid and enforceable.

               5.8  Applicable Law.  This Agreement and the legal relations
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     between the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

               5.9  Execution in Counterparts.  This Agreement may be executed
                    -------------------------
     in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   FIRECOM, INC.


                                   By:   /s/ Paul Mendez
                                        --------------------------------------
                                        Name:  Paul Mendez
                                        Title:  President

                                   NORWOOD VENTURE CORP.


                                   By:    /s/ Mark Littell
                                        --------------------------------------
                                        Name:  Mark Littell
                                        Title: